UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02(a)   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On October 26, 2007, NaviSite, Inc. (the “Company”), reported on a Current Report on Form 8-K an error in its Consolidated Statement of Cash Flows for the fiscal year ended July 31, 2006 and in its Condensed Consolidated Statement of Cash Flows for the nine months ended April 30, 2006. This Amendment No. 1 hereby amends the Current Report on Form 8-K filed by the Company on October 26, 2007. The Consolidated Statement of Cash Flows for the fiscal year ended July 31, 2006 and the Condensed Consolidated Statement of Cash Flows for the nine months ended April 30, 2006 should no longer be relied upon.
As a result of the continuing review and related audit procedures related to the restatement, the Company has determined that the presentation of Release of (transfer to) restricted cash was not classified in accordance with U.S. GAAP in the Consolidated Statement of Cash Flows for the fiscal year ended July 31, 2006 and in the Condensed Consolidated Statement of Cash Flows for the nine months ended April 30, 2006. Release of (transfer to) restricted cash totaling approximately $6.4 million was originally reported as a financing activity. In addition, approximately $35,000 of Release of (transfer to) restricted cash was incorrectly reported as a component of the change in Other assets. Release of (transfer to) restricted cash should be reported as an investing activity in the statement of cash flows. Accordingly, the Company will restate its Release of (transfer to) restricted cash by reclassifying the change from a financing activity to an investing activity.
This reclassification will result in no changes to the Consolidated Balance Sheet, Consolidated Statement of Operations or Consolidated Statement of Changes in Stockholders’ Equity (Deficit) at and for the year ended July 31, 2006 or to the Condensed Consolidated Balance Sheet or the Condensed Consolidated Statement of Operations at and for the nine months ended April 30, 2006.
The Company will include the corrected financial information for the year ended July 31, 2006 and the nine months ended April 30, 2006 in its Annual Report on Form 10-K for the year ended July 31, 2007, which is expected to be filed on November 9, 2007.
The changes will be reflected in the restated Consolidated Statement of Cash Flows for the fiscal year ended July 31, 2006, as follows.

	As Originally
Statement of Cash Flows caption	Reported	Adjustment	As Restated
		(In thousands)
Cash flows from operating activities:
Prepaid expenses and other current assets	$(2,026)	$2,928	$902
Other assets	(957)	1,902	945
Net cash provided by (used for) operating activities	(3,410)	4,830	1,420

Cash flows from investing activities:
Release of (transfer to) restricted cash	—	(6,335)	(6,335)
Net cash used for investing activities	(5,755)	(6,335)	(12,090)

Cash flows from financing activities:
Release of (transfer to) restricted cash	(6,370)	6,370	—
Debt issuance costs	—	(4,865)	(4,865)
Net cash provided by financing activities	5,709	1,505	7,214
Net decrease in cash	(3,456)	—	(3,456)
Cash and cash equivalents, end of year	$3,360	$—	$3,360

The Condensed Consolidated Statement of Cash Flows for the nine months ended April 30, 2006 will be corrected as follows.

	As Originally
Statement of Cash Flows caption	Reported	Adjustment	As Restated
		(In thousands)
Cash flows from operating activities:
Prepaid expenses and other current assets	$(2,222)	$2,906	$684
Long term assets	(873)	1,845	972
Net cash provided by (used for) operating activities	(7,713)	4,751	(2,962)

Cash flows from investing activities:
Release of (transfer to) restricted cash	—	(6,365)	(6,365)
Net cash used for investing activities	(4,327)	(6,365)	(10,692)

Cash flows from financing activities:
Release of (transfer to) restricted cash	(6,400)	6,400	—
Debt issuance costs	—	(4,786)	(4,786)
Net cash provided by financing activities	5,956	1,614	7,570
Net decrease in cash	(6,084)	—	(6,084)
Cash and cash equivalents, end of period	$732	$—	$732

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: November 9, 2007	By:	/s/ James W. Pluntze
Chief Financial Officer